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                                                                    EXHIBIT 23.2

Vivendi Universal
Registration Statement, Form F-4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants of Vivendi, we consent to the use in this joint proxy statement-prospectus forming a part of this Registration Statement on Form F-4, as amended, filed by Vivendi Universal, of our report dated March 10, 2000 (except with respect to matters discussed in Note 25 as to which the date is September 6, 2000), relating to the consolidated balance sheet of Vivendi and its subsidiaries as of December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity and cash flow for each of the years in the two year period ended December 31, 1998. We also consent to all references to our Firm included in this joint proxy statement-prospectus.

                                 Paris, France
                                October 27, 2000

                                                    /s/ RSM SALUSTRO REYDEL
                                                  ------------------------------
                                                  RSM Salustro Reydel